As filed with the Securities and Exchange Commission on August 16, 2001.

Registration No. 333-67012

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NZ CORPORATION

(Exact name of the registrant as specified in its charter)

Arizona	6552	43-0433090
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 North 44th Street, Suite 420

Phoenix, Arizona 85008
(602) 952-8836
(Address and telephone number
of the registrant’s principal executive offices)

R. Randy Stolworthy

President and Chief Executive Officer
NZ Corporation
333 North 44th Street, Suite 420
Phoenix, Arizona 85008
(602) 952-8836
(Name, address and telephone number of agent for service)

Copies to:

Frank M. Placenti, Esq.

Bryan Cave LLP
Two North Central Avenue
Suite 2200
Phoenix, Arizona 85004
(602) 364-7000

Joseph Lesko, Esq.

Heller Ehrman White & McAuliffe LLP
4250 Executive Square
La Jolla, California 92037
(858) 420-8400

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective and the consummation of the merger described herein.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐                            .

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐                            .

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to	Offering Price	Aggregate	Amount of
Securities to be Registered	be Registered	Per Unit	Offering Price	Registration Fee

Common Stock, no par value per share	23,180,762 shares(1)	Not applicable	$13,446,000(2)	$3,365

Rights to purchase common stock, no par value per share	5,311,534 rights(3)	Not applicable	Not applicable	Not applicable

(1)	Represents (A) the maximum number of shares (not including rounding of fractional shares) of the registrant’s common stock, no par value per share, issuable in connection with the merger of Lipid Sciences, Inc. with and into the registrant in exchange for shares of Lipid’s common stock, $.01 par value per share, based on (i) the number of shares of Lipid common stock outstanding on July 31, 2001 (10,220,901) plus shares issuable pursuant to options (847,550) and warrants (392,100) to purchase shares of Lipid common stock that were exercisable on that date and (ii) the exchange ratio to be applied in the merger (1.55902 shares of the registrant’s common stock for each share of Lipid’s common stock), plus (B) 5,313,534 shares of the registrant’s common stock, which is the maximum number of shares issuable upon exercise of the rights to be issued in connection with the merger and registered on this Registration Statement, including 2,000 shares to account for rounding of fractional shares. No separate consideration will be received for the shares of common stock issuable upon exercise of the rights.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, based on the book value as of March 31, 2001, of the common stock to be acquired by the registrant in the merger, for which there is no market.

(3)	Represents the maximum number of rights the stockholders of the registrant may qualify to receive in connection with the merger. No separate consideration will be received for the rights.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

P A R T II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.  Exhibits and Financial Statement Schedules

      (a)  Exhibits

Exhibit
Number	Description

2.1(1)	Agreement and Plan of Merger, dated as of July 9, 2001, by and between NZ Corporation and Lipid Sciences, Inc.
3.1(4)	Amended and Restated Articles of Incorporation of NZ Corporation (formerly known as New Mexico and Arizona Land Company)
3.2(5)	Amended and Restated Bylaws of NZ Corporation
4.1	Form of Common Stock Certificate of NZ Corporation†
5.1(7)	Form of Opinion of Bryan Cave LLP
8.1(8)	Form of Opinion of Graubard Miller regarding certain tax matters††
10.1(2)	NZ Corporation 2001 Performance Equity Plan
10.2*	Intellectual Property License Agreement between Lipid Sciences, Inc. and Aruba International Pty. Ltd. dated December 30, 1999††
10.3*	Development Agreement between SRI International and Lipid Sciences, Inc., dated October 6, 2000††
10.4*	Amendment No. One to Development Agreement between SRI International and Lipid Sciences, Inc., dated as of March 8, 2001††
10.5	Amendment No. Two to Development Agreement between SRI International and Lipid Sciences, Inc., dated as of March 28, 2001††
10.6*	Amendment No. Three to Development Agreement between SRI International and Lipid Sciences, Inc., dated as of May 12, 2001††
10.7	MDB Capital Group LLC Engagement Letter with Lipid Sciences, Inc., dated June 29, 2001†
10.8	Warrant and Shareholders Rights Agreement issued by Lipid Sciences, Inc. to SRI International under the Development Agreement dated March 8, 2001††
10.9(7)	Employment Agreement between Lipid Sciences, Inc. and Phil Radlick, dated June 1, 2000
10.10(7)	Employment Agreement between Lipid Sciences, Inc. and Dale L. Richardson, dated July 26, 2000
10.11(7)	Employment Agreement between Lipid Sciences, Inc. and Bob Chin, dated August 1, 2000
10.12(7)	Employment Agreement between Lipid Sciences, Inc. and Jo-Ann B. Maltais, Ph.D, dated August 25, 2000
10.13(7)	Employment Agreement between Lipid Sciences, Inc. and Susan Capello, dated December 3, 2000
10.14(7)	Employment Agreement between Lipid Sciences, Inc. and Barry Michaels, dated April 2, 2001
10.15	Nonqualified Stock Option Agreement between Lipid Sciences, Inc. and Gary S. Roubin, dated May 25, 2000†
10.16	Lipid Sciences, Inc. 2000 Stock Option Plan, as amended†
10.17(7)	Form of Lipid Sciences, Inc. Incentive Stock Option Agreement
10.18	Form of Lipid Sciences, Inc. Non-Qualified Stock Option Agreement for Employees†

II-1

Exhibit
Number	Description

10.19	Form of Lipid Sciences, Inc. Non-Qualified Stock Option Agreement for Outside Directors†
10.20	Form of Lipid Non-Qualified Stock Option Agreement Outside the Plan.†
10.21(7)	Form of Proprietary Information and Inventions Agreement entered into by all Employees of Lipid Sciences, Inc.
10.22(7)	Consulting Agreement between Lipid Sciences, Inc. and Bill E. Cham, Ph.D.
15.1	Opinion of Deloitte & Touche LLP regarding consolidated financial statement schedules†
21.1(3)	Subsidiaries of the Registrant
21.2	Subsidiaries of Lipid Sciences, Inc.††
23.1(7)	Consent of Bryan Cave LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP†
23.3	Consent of Ernst & Young LLP†
23.4	Consent of Houlihan Lokey Howard and Zukin Financial Advisors, Inc.†
24.1	Power of Attorney (included on signature pages of this Registration Statement)†
99.1	Form of NZ Corporation Proxy Card†
99.2	Form of Lipid Sciences, Inc. Proxy Card†
99.3(6)	Stock Purchase Agreement, dated as of July 9, 2001, by and between Sun NZ, L.L.C. and Lipid Sciences, Inc.

*	Confidential Treatment applied for

(1)	Included at Annex A to the joint proxy statement/prospectus contained in this Registration Statement on Form S-4

(2)	Included at Annex E to the joint proxy statement/prospectus contained in this Registration Statement on Form S-4

(3)	Incorporated by reference to the Registrant’s Report on Form 10-K for the fiscal year ended December 31, 1999

(4)	Incorporated by reference to the Registrant’s Report on Form 10-K for the fiscal year ended December 31, 2000

(5)	Incorporated by reference to the Registrant’s Report on Form 10-Q for the quarter ended March 31, 2001

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated July 11, 2001

(7)	To be filed by amendment

(8)	Amended since initial filing

†	Previously filed with the Registration Statement on August 7, 2001

††	Filed herewith

II-2

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on August 15, 2001.

NZ CORPORATION

By:	/s/ R. RANDY STOLWORTHY

_______________________________________ R. Randy Stolworthy
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. RANDY STOLWORTHY R. Randy Stolworthy	President, Chief Executive Officer and Director (principal executive officer)	August 15, 2001

/s/ JEROME L. JOSEPH Jerome L. Joseph	Treasurer, Secretary and Controller (principal financial and accounting officer)	August 15, 2001

* Stephen E. Renneckar	Director	August 15, 2001

* Robert R. Hensler, Jr.	Director	August 15, 2001

* Arnold L. Putterman	Director	August 15, 2001

*By: R. Randy Stolworthy

EXHIBIT INDEX

Exhibit
Number		Description

2.1	(1)	Agreement and Plan of Merger, dated as of July 9, 2001, by and between NZ Corporation and Lipid Sciences, Inc.
3.1	(4)	Amended and Restated Articles of Incorporation of NZ Corporation (formerly known as New Mexico and Arizona Land Company)
3.2	(5)	Amended and Restated Bylaws of NZ Corporation
4.1		Form of Common Stock Certificate of NZ Corporation†
5.1	(7)	Form of Opinion of Bryan Cave LLP
8.1	(8)	Form of Opinion of Graubard Miller regarding certain tax matters††
10.1	(2)	NZ Corporation 2001 Performance Equity Plan
10.2*		Intellectual Property License Agreement between Lipid Sciences, Inc. and Aruba International Pty. Ltd. dated December 30, 1999††
10.3*		Development Agreement between SRI International and Lipid Sciences, Inc., dated October 6, 2000††
10.4*		Amendment No. One to Development Agreement between SRI International and Lipid Sciences, Inc., dated as of March 8, 2001††
10.5		Amendment No. Two to Development Agreement between SRI International and Lipid Sciences, Inc., dated as of March 28, 2001††
10.6*		Amendment No. Three to Development Agreement between SRI International and Lipid Sciences, Inc., dated as of May 12, 2001††
10.7		MDB Capital Group LLC Engagement Letter with Lipid Sciences, Inc., dated June 29, 2001†
10.8		Warrant and Shareholders Rights Agreement issued by Lipid Sciences, Inc. to SRI International under the Development Agreement dated March 8, 2001††
10.9	(7)	Employment Agreement between Lipid Sciences, Inc. and Phil Radlick, dated June 1, 2000
10.10	(7)	Employment Agreement between Lipid Sciences, Inc. and Dale L. Richardson, dated July 26, 2000
10.11	(7)	Employment Agreement between Lipid Sciences, Inc. and Bob Chin, dated August 1, 2000
10.12	(7)	Employment Agreement between Lipid Sciences, Inc. and Jo-Ann B. Maltais, Ph.D, dated August 25, 2000
10.13	(7)	Employment Agreement between Lipid Sciences, Inc. and Susan Capello, dated December 3, 2000
10.14	(7)	Employment Agreement between Lipid Sciences, Inc. and Barry Michaels, dated April 2, 2001
10.15		Nonqualified Stock Option Agreement between Lipid Sciences, Inc. and Gary S. Roubin, dated May 25, 2000†
10.16		Lipid Sciences, Inc. 2000 Stock Option Plan, as amended†
10.17	(7)	Form of Lipid Sciences, Inc. Incentive Stock Option Agreement
10.18		Form of Lipid Sciences, Inc. Non-Qualified Stock Option Agreement for Employees†
10.19		Form of Lipid Sciences, Inc. Non-Qualified Stock Option Agreement for Outside Directors and Consultants†
10.20		Form of Lipid Non-Qualified Stock Option Agreement Outside the Plan†
10.21	(7)	Form of Proprietary Information and Inventions Agreement entered into by all Employees of Lipid Sciences, Inc.
10.22	(7)	Consulting Agreement between Lipid Sciences, Inc. and Bill E. Cham, Ph.D.
15.1		Opinion of Deloitte & Touche LLP regarding consolidated financial statement schedules†
21.1	(3)	Subsidiaries of the Registrant
21.2		Subsidiaries of Lipid Sciences, Inc.††
23.1	(7)	Consent of Bryan Cave LLP (included in Exhibit 5.1)
23.2		Consent of Deloitte & Touche LLP†
23.3		Consent of Ernst & Young LLP†

Exhibit
Number	Description

23.4	Consent of Houlihan Lokey Howard and Zukin Financial Advisors, Inc.†
24.1	Power of Attorney (included on signature pages of this Registration Statement)†
99.1	Form of NZ Corporation Proxy Card†
99.2	Form of Lipid Sciences, Inc. Proxy Card†
99.3 (6)	Stock Purchase Agreement, dated as of July 9, 2001, by and between Sun NZ, L.L.C. and Lipid Sciences, Inc.

*	Confidential Treatment to be applied for

(1)	Included at Annex A to the joint proxy statement/prospectus contained in this Registration Statement on Form S-4

(2)	Included at Annex E to the joint proxy statement/prospectus contained in this Registration Statement on Form S-4

(3)	Incorporated by reference to the Registrant’s Report on Form 10-K for the fiscal year ended December 31, 1999

(4)	Incorporated by reference to the Registrant’s Report on 10K for the fiscal year ended December 31, 2000

(5)	Incorporated by reference to the Registrant’s Report on Form 10-Q for the quarter ended March 31, 2001

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated July 11, 2001

(7)	To be filed by amendment

(8)	Amended since initial filing

†	Previously filed with this Registration Statement on August 7, 2001

††	Filed herewith